UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)

Sellers Capital LLC
Sellers Capital Master Fund, Ltd.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Media Contact:	Stefan Prelog
Walek & Associates
212-590-0523
sprelog@walek.com
SELLERS CAPITAL FILES PRELIMINARY CONSENT SOLICITATION
STATEMENT WITH SEC
Continues Process to Solicit Shareholders To Elect Four New Directors To
Premier Exhibitions Board
CHICAGO, December 5, 2008 — Sellers Capital LLC (Sellers), the largest shareholder of Premier Exhibitions, Inc. (Premier) (PRXI), representing approximately 16.3% of the outstanding shares, today announced that it has filed a Preliminary Consent Solicitation Statement with the Securities and Exchange Commission.
The Preliminary Consent Statement was filed in connection with its soliciting shareholders to elect four independent directors to fill vacancies on the Premier board.
Sellers announced on November 21 its intention to solicit consents from shareholders to elect four independent directors to fill vacancies on the Premier Exhibitions Board. Sellers is proposing a slate of independent and knowledgeable directors to fill the four vacancies on the Board. The proposed directors all have significant turnaround experience. The four directors being proposed by Sellers Capital are Christopher J. Davino, William M. Adams, Jack Jacobs and Bruce Steinberg. William M. Adams of Alpine Investors, LP is replacing Michael Duran, also of Alpine Investors.
Sellers hopes to mail definitive materials to shareholders in early January after the SEC responds to its Preliminary Consent Solicitation Statement.
Sellers, through the Altman Group, which has been retained to solicit consents, has established a toll-free number for investors to call if they would like more information. That number is 866-828-6934. If you own shares of Premier, we invite you to call this toll-free number and give us your name and contact information so that we may contact you when the solicitation begins.
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Sellers Capital LLC and its affiliates are the beneficial owners of 4,778,399 shares of common stock of Premier Exhibitions, representing approximately 16.3% of the company’s outstanding shares, based upon the 29,284,999 shares of common stock reported by Premier Exhibitions to be outstanding as of October 6, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on October 10, 2008.
Sellers Capital, certain of its affiliates and its nominees to the board will be the participants in the solicitation of consents. Shareholders of Premier Exhibitions should read the definitive consent solicitation statement of Sellers Capital when it becomes available because it will contain important information relating to the solicitation of consents and its nominees to the Premier Exhibitions board. Shareholders will be able to obtain a copy of the definitive consent solicitation statement free of charge from the SEC’s website located at www.sec.gov or from Sellers Capital or The Altman Group.

Shareholder Contact:	Media Contact:
Sam Weiser	Stefan Prelog
Sellers Capital, LLC	Walek & Associates
312-775-1307	212-590-0523
sweiser@sellerscapital.com	sprelog@walek.com